UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

Hecla Mining Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY SOLICITATION MATERIAL
DATED MARCH 29, 2005 – Page 1

HECLA LOGO

May [__], 2005

Dear Preferred Shareholder:

     Hecla has adjourned the portion of the Annual Meeting of Shareholders relating to the election of two directors by holders of its Series B Convertible Preferred Stock (“Preferred Stock”) until June 1, 2005. The adjourned portion of the Annual Meeting is scheduled to be held at our offices, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho at 9 a.m. Pacific Daylight Time on June 1, 2005. You are cordially invited to attend.

     This adjournment has allowed Hecla to prepare supplemental proxy solicitation materials and file them with the Securities and Exchange Commission, which it did as it became informed that there was a solicitation in opposition to the Board of Directors’ recommendation that Mr. David J. Christensen and Dr. Anthony P. Taylor be elected by holders of Preferred Stock to serve as directors of Hecla until the annual meeting in 2008 or such earlier date as provided in the Certificate of Designation of Preferred Stock.

     The portion of the Annual Meeting relating to matters acted on by holders of Hecla’s Common Stock was not adjourned, and I was elected as a director for a three-year term and the amendment to our Stock Plan for Nonemployee Directors was approved.

     It is important that your shares of Preferred Stock be represented at the adjourned meeting whether or not you are personally able to attend. If you are the registered holder of record of your shares of Preferred Stock, please complete the enclosed proxy card, and mail it in the enclosed postage-paid envelope as promptly as possible. If your shares are held in “street name” through a bank, broker or other nominee, you will receive instructions on how to vote over the Internet or by telephone or by mail.

     Any proxies or votes previously solicited from holders of Preferred Stock by Hecla’s Board of Directors will not be voted. You must vote again by one of the above methods if you wish to have your shares voted in response to the solicitation by Hecla’s Board of Directors.

     If you have any questions or need additional information, please call Georgeson Shareholder Communications Inc. (toll free) at 800-491-3017.

Sincerely,

Phillips S. Baker, Jr. President and Chief Executive Officer

673115/D/5

SUPPLEMENT TO PROXY SOLICITATION MATERIAL
DATED MARCH 29, 2005 – Page 2

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

_________________

NOTICE OF ADJOURNED PORTION OF
ANNUAL MEETING OF SHAREHOLDERS
to be held on

June 1, 2005

To the Holders of Series B Convertible Preferred Stock of
HECLA MINING COMPANY

     NOTICE IS HEREBY GIVEN that the adjourned portion of the Annual Meeting of Shareholders (the “Adjourned Annual Meeting”) of Hecla Mining Company (the “Corporation”) will be held at the offices of the Corporation, 6500 Mineral Drive, Suite 200, Coeur d’Alene, Idaho at 9 a.m. Pacific Daylight Time, on June 1, 2005 for the following purposes:

     (1)    To elect two members to the Board of Directors of the Corporation to serve for three-year terms or such earlier date as provided in the Certificate of Designation of Preferred Stock.

     (2)    To transact such other business as may properly come before the Adjourned Annual Meeting or any postponements or adjournments thereof.

     The close of business on March 10, 2005, has been fixed as the record date for the determination of holders of Preferred Stock entitled to notice of, and to vote at, the Adjourned Annual Meeting and at any postponements or adjournments thereof.

By Order of the Board of Directors Michael B. White Corporate Secretary

673115/D/5

SUPPLEMENT TO PROXY SOLICITATION MATERIAL
DATED MARCH 29, 2005 – Page 3

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

_________________

SUPPLEMENT TO PROXY STATEMENT
relating to
ADJOURNED ANNUAL MEETING OF SHAREHOLDERS
to be held on June 1, 2005

_________________

INTRODUCTION

     This Supplement to Proxy Statement is being furnished by the Board of Directors (the “Board”) of Hecla Mining Company, a Delaware corporation (the “Corporation”), to holders of shares of Series B Cumulative Convertible Preferred Stock (the “Preferred Stock”) in connection with the solicitation by the Board of proxies to be voted at the adjourned portion of the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, June 1, 2005, and any postponements or adjournments thereof (the “Adjourned Annual Meeting”), for the purposes set forth in the preceding Notice of Adjourned Portion of Annual Meeting of Shareholders.

     The supplemental proxy solicitation materials of which this Supplement to Proxy Statement is a part are being mailed on or about May [__], 2005, to all holders of Preferred Stock entitled to vote at the Adjourned Annual Meeting.

     The matters submitted to a vote of holders of the Corporation’s Common Stock at that portion of the Annual Meeting not adjourned on May 6, 2005 were approved as recommended by the Board of Directors.

     This Supplement to Proxy Statement is affixed to the Corporation’s Proxy Statement dated March 29, 2005 (the “Proxy Statement”) and supplements or amends the Proxy Statement. References in the Proxy Statement to the Annual Meeting of Shareholders should be read as referring to the Adjourned Annual Meeting, and holders of Preferred Stock may ignore those matters referring to action by holders of the Corporation’s Common Stock.

VOTING AT ADJOURNED ANNUAL MEETING

     The information under the caption “VOTING AT ANNUAL MEETING” beginning on page 1 of the attached Proxy Statement remains the same for holders of Preferred Stock at the Adjourned Annual Meeting, with the following exceptions:

     Any proxies or votes previously solicited from holders of Preferred Stock by Hecla’s Board of Directors will not be voted. You must vote again by one of the methods described on page 1 if you wish to have your shares voted in response to this solicitation by Hecla’s Board of Directors.

673115/D/5

SUPPLEMENT TO PROXY SOLICITATION MATERIAL
DATED MARCH 29, 2005 - PAGE 4

     If you hold your shares in “street name” through a broker or other nominee, the New York Stock Exchange has ruled that, because there is a solicitation in opposition to the Board’s solicitation, your broker is unable to vote your shares of Preferred Stock on the election of directors without your instruction.

     Also, referring to the side caption “Expenses of Solicitation” on page 2 of the Proxy Statement, the Corporation estimates the total expenditures it will make in its solicitation of holders of Preferred Stock at approximately $50,000, and expects that up to 20 employees of Georgeson Shareholder Communications Inc. may personally solicit votes.

ELECTION OF DIRECTORS BY PREFERRED SHAREHOLDERS

     The information under the above caption on pages 6 and 7 of the Proxy Statement is supplemented in this Supplemental Proxy Statement by adding the following:

Solicitation in Opposition

     David and Thomas Miller filed preliminary proxy solicitation materials with the Securities and Exchange Commission on April 29, 2005, in opposition to the Board of Directors’ recommendation that Mr. David J. Christensen and Dr. Anthony P. Taylor be elected as directors by holders of Preferred Stock. The Board of Directors, including the members of the Corporate Governance and Directors’ Nominating Committee of the Board, has reviewed those materials, and the Board continues to believe that Messrs. Christensen and Taylor are the most qualified of the nominees to fill the two board positions. Messrs. Christensen and Taylor have over 50 years of combined experience with the mining industry and significant knowledge of the Corporation and its operations, which the Board believes is important in not only representing the preferred shareholders of the Corporation, but all shareholders of the Corporation. The Millers have no indicated experience as directors of a public company and no indicated experience or knowledge of the mining industry.

     The Millers have emphasized in their preliminary proxy materials their “independence.” As discussed on pages 9 through 11 of the attached Proxy Statement, Hecla’s Board has determined that Mr. Christensen and Dr. Taylor are independent under the criteria for independence required by the New York Stock Exchange. Mr. Christensen was selected by the other independent members of the Board to preside over meetings of the independent directors.

     Your Board of Directors notes that Messrs. Christensen and Taylor were elected as directors of Hecla by the holders of Preferred Stock on May 10, 2002. On that date, the reported closing price of the Preferred Stock on the New York Stock Exchange was $21.80, and on May [ ], 2005, such price was $[ ]. In those three years. Hecla has made two public exchange offers (and other private exchanges) in which holders of more than 93% of the outstanding shares of Preferred Stock exchanged them for shares of Hecla Common Stock. Hecla has paid or declared Preferred Stock dividends of $0.875 per share for each of the past three quarters.

Board Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” THE ELECTION
OF DAVID CHRISTENSEN AND
ANTHONY TAYLOR

_________________

673115/D/5

SUPPLEMENT TO PROXY SOLICITATION MATERIAL
DATED MARCH 29, 2005 - PAGE 5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     This portion of the Proxy Statement, beginning on page 20, is supplemented by the following:

     In proxy solicitation materials filed with the Securities and Exchange Commission, the Millers indicated that David S. Miller owns directly 7,000 shares of Preferred Stock and 22,508 shares of Common Stock. It is also stated that David Miller’s wife owns 325 shares of Preferred Stock and his daughter 80 shares (presumably, of Preferred Stock). Mr. Thomas G. Miller is reported in those materials to directly own 2,200 shares of Preferred Stock and 7,074 shares of Common Stock. Mr. Charles E. Miller, identified as a brother of Thomas and David, is reported to hold 3,185 shares of Preferred Stock. This information differs from that supplied the Corporation by David and Charles Miller, which is reflected, as of March 10, 2005, in the Beneficial Ownership Table (the second table) beginning on page 20 of the Proxy Statement.

     As it appears to the Corporation that David and Thomas Miller are acting together as a group for the purpose of voting shares of Preferred Stock, their combined holdings of 9,200 shares of Preferred Stock would constitute beneficial ownership of 5.8% of the 157,816 shares of Preferred Stock outstanding on the Record Date. If accurate, this information should be considered added to the first table on page 20 of the Proxy Statement. The reported holdings of Preferred Stock of all of the Millers, 12,790 shares, is 8.1% of the Preferred Stock outstanding on the Record Date. The Corporation believes that the Millers should have filed a Schedule 13D with the Securities and Exchange Commission reporting such ownership of more than 5% of a class of equity securities registered under the Securities and Exchange Act of 1934, within 10 calendar days of the group’s beneficial ownership of shares exceeding 5% of the outstanding shares of Preferred Stock, but as of May [__], 2005 the Corporation was not aware, from its review of publicly-available filings, that any such filing has been made.

OTHER MATTERS

     The Corporation is not aware of any other matters which may be properly brought before the Adjourned Annual Meeting, and does not expect that any other business will be so brought before the meeting by any holder of Preferred Stock as timely notice thereof has not been given to the Corporation as described in the Proxy Statement beginning on page 30 under “Provisions of the Corporation’s By-Laws with Respect to Shareholder Proposals and Nominations for Election as Directors.” However, if any other business does properly come before the Adjourned Annual Meeting, or any further adjournment or adjournments thereof, the persons named in the accompanying proxy card will exercise their discretion in voting thereon.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

May [ ], 2005

673115/D/5